Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial and Accounting Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Kevin Cummings, President and Principal Executive Officer of Investors Bancorp, Inc. (the “Company”) and Thomas F. Splaine, Jr., Senior Vice President and Principal Financial and Accounting Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended September 30, 2014 (the “Report”) and that to the best of his knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 10, 2014	/s/ Kevin Cummings
Kevin Cummings
President and Chief Executive Officer
(Principal Executive Officer)

Dated:	November 10, 2014	/s/ Thomas F. Splaine, Jr.
Thomas F. Splaine, Jr.
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.